THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) WOULD BE COMPETITIVELY HARMFUL TO THE COMPANY IF DISCLOSED

Exhibit 10.27

LENOIR CITY UTILITIES BOARD

ELECTRIC SERVICE CONTRACT FOR CUSTOMERS USING 5001 TO 15,000 KW

(Ava Data, LLC) #2

Revision #1

THIS AGREEMENT, made as of this 1st day of June 2022, by and between Ava Data, LLC (hereinafter called “CUSTOMER”), and LENOIR CITY UTILITIES BOARD (hereinafter called “BOARD”).

1.    BOARD will supply, and CUSTOMER will receive and purchase, all electric power and energy required for the operation of CUSTOMER’s facility located at [***], in accordance with the terms and conditions of BOARD’S [MSB Rate Schedule] and its Rules and Regulations (as such Rate Schedule and Rules and Regulations now exist or may hereafter be modified). BOARD will make available to COMPANY up to a maximum of 11,000 KW of firm power during the hours designated as onpeak hours in the Rate Schedule, which amount shall be the “onpeak contract demand,” and BOARD will make available to Company 11,000 KW of firm power during the hours designated as offpeak hours in the Rate Schedule, which amount shall be the “off peak contract demand. Copies of the currently applicable Rate Schedules, Rules and Regulations are available for examination and distribution at the main business office during regular business hours.

2.    CUSTOMER shall not take electricity in excess of such maximum demand except by agreement of BOARD and revision of contract, but nothing herein contained shall be construed to relieve the CUSTOMER of obligation to pay for such amounts of electricity as may actually be taken.

3.    The electric power delivered hereunder shall be 3-phase alternating current at approximately 60 cycles and approximately 12470/7200 volts, and LCUB has agreed to install a primary meter for service to the above-mentioned location. The point of delivery for electric power supplied hereunder shall be at the primary bushings of the transformer furnished by BOARD.

4.    The term of the Agreement shall be five years from date of installation of permanent service; and the term shall be automatically extended from time to time for a period of one year from each expiration date unless and until either party shall notify the other in writing 90 days prior to any expiration date of its desire to terminate this AGREEMENT on such expiration date.

5.    CUSTOMER agrees to pay a minimum charge for the term of this AGREEMENT, which minimum shall be subject to change in accordance with the provisions of the applicable Rate Schedule then in effect.

6.    BOARD shall have the right to terminate its obligation to provide any further service under this AGREEMENT at any time for any breach or default on the part of CUSTOMER, in which event there shall immediately become due and payable to BOARD, as liquidated damages on account of BOARD’s investment obligations for CUSTOMER’s benefit by reason of this AGREEMENT, the sum of the minimum monthly bills for the unexpired term of this AGREEMENT.

7.    This AGREEMENT shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto; but this AGREEMENT shall not be assignable by CUSTOMER without the written consent of the BOARD.

8.    All electric power delivered hereunder to CUSTOMER by BOARD during the term of this AGREEMENT shall supersede any prior contract between BOARD and CUSTOMER for electric service at the above-mentioned location, and this AGREEMENT contains the entire agreement between the parties with respect to the delivery of electric power to CUSTOMER at the above-mentioned location.

9.    All obligations of BOARD hereunder are payable solely from the revenues of the Electric Division of BOARD.

10.    In addition to and without limitation of the obligations of CUSTOMER under BOARD’s Rate Schedule and its Rules and Regulations, CUSTOMER agrees to continuously operate its facilities in a safe and reasonable manner and agrees that its operations will at all times be in compliance with all applicable laws, regulations, codes and ordinances, and that no nuisance will be permitted.

IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT to be executed by their duly authorized officers, each party hereto retaining an executed copy thereof.

Lenoir City Utilities Board		Ava Data, LLC.

By:	[***]	By:	/s/ James D. Kelly III
	General Manager		Founder and CEO